EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2002, relating to the financial statements, which appears in the prospectus of Appleton Papers Inc. dated June 12, 2002. We also consent to the incorporation by reference of our report dated March 4, 2002 relating to the financial statement schedule of Paperweight Development Corp. and Appleton Papers Inc. and subsidiaries, which appears in such prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
June 12, 2002